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                                                                    EXHIBIT 25.7

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [ ]

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

               New York                                 13-5160382
        (State of incorporation                      (I.R.S. employer
      if not a U.S. national bank)                  identification no.)

     One Wall Street, New York, N.Y.                      10286
 (Address of principal executive offices)               (Zip code)

                           Montpelier Re Holdings Ltd.
               (Exact name of obligor as specified in its charter)

                Bermuda                               Not Applicable
    (State or other jurisdiction of                  (I.R.S. employer
     incorporation or organization)                 identification no.)

           Mintflower Place
          8 Par-La-Ville Road
            Hamilton HM 08
                Bermuda
 (Address of principal executive offices)               (Zip code)

                                   ----------

                      Guarantee of Preferred Securities of
                              MRH Capital Trust II
                       (Title of the indenture securities)

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1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) Name and address of each examining or supervising authority to which it is subject.

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                  Name                                        Address
     -------------------------------------------------------------------------

     Superintendent of Banks of the        2 Rector Street, New York,
     State of New York                     N.Y. 10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York      33 Liberty Plaza, New York,
                                           N.Y. 10045

     Federal Deposit Insurance             Washington, D.C. 20429
     Corporation

     New York Clearing House Association   New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  LIST OF EXHIBITS.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                       -2-

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                                    SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of January, 2004.


                                                THE BANK OF NEW YORK


                                                By:  /s/ MARY LAGUMINA
                                                    ----------------------------
                                                    Name:  MARY LAGUMINA
                                                    Title: VICE PRESIDENT

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                                                                       EXHIBIT 7

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
                                                              In Thousands
ASSETS

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin.....   $    3,688,426
  Interest-bearing balances..............................        4,380,259
Securities:
  Held-to-maturity securities............................          270,396
  Available-for-sale securities..........................       21,509,356
Federal funds sold in domestic offices...................        1,269,945
Securities purchased under agreements to resell..........        5,320,737
Loans and lease financing receivables:
  Loans and leases held for sale.........................          629,178
  Loans and leases, net of unearned income...............       38,241,326
  LESS: Allowance for loan and lease losses..............          813,502
  Loans and leases, net of unearned income and
   allowance.............................................       37,427,824
Trading Assets...........................................        6,323,529
Premises and fixed assets (including capitalized leases).          938,488
Other real estate owned..................................              431
Investments in unconsolidated subsidiaries and
 associated companies....................................          256,230
Customers' liability to this bank on acceptances
 outstanding.............................................          191,307
Intangible assets
  Goodwill...............................................        2,562,478
  Other intangible assets................................          798,536
Other assets.............................................        6,636,012
                                                            --------------
Total assets.............................................   $   92,203,132
                                                            ==============
LIABILITIES
Deposits:
  In domestic offices....................................   $   35,637,801
  Noninterest-bearing....................................       15,795,823
  Interest-bearing.......................................       19,841,978
  In foreign offices, Edge and Agreement subsidiaries,
   and IBFs..............................................       23,759,599
  Noninterest-bearing....................................          599,397
  Interest-bearing.......................................       23,160,202
Federal funds purchased in domestic offices..............          464,907
Securities sold under agreements to repurchase...........          693,638
Trading liabilities......................................        2,634,445
Other borrowed money:
  (includes mortgage indebtedness and obligations
    under capitalized leases)............................       11,168,402

                                       -4-

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Bank's liability on acceptances executed and outstanding.          193,690
Subordinated notes and debentures........................        2,390,000
Other liabilities........................................        6,573,955
                                                            --------------
Total liabilities........................................   $   83,516,437
                                                            ==============
Minority interest in consolidated subsidiaries...........          519,418

EQUITY CAPITAL
Perpetual preferred stock and related surplus............                0
Common stock.............................................        1,135,284
Surplus..................................................        2,057,234
Retained earnings........................................        4,892,597
Accumulated other comprehensive income...................           82,162
Other equity capital components..........................                0
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Total equity capital.....................................        8,167,277
                                                            --------------
Total liabilities minority interest and equity capital...   $   92,203,132
                                                            ==============

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                             Thomas J. Mastro,
                                         Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                       Directors
Alan R. Griffith